UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

[X]	Preliminary Information Statement
[__]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[__]	Definitive Information Statement

BLOW & DRIVE INTERLOCK CORPORATION

(Name of Registrant as Specified In Its Charter)

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[__]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[__]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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BLOW & DRIVE INTERLOCK CORPORATION

10 Saugatuck Ave.

Westport CT 06880

September [__], 2019

To:	The Holders of the Common Stock of Blow & Drive Interlock Corporation

	Re:	Action by Written Consent in Lieu of Meeting of Stockholders

This Information Statement is furnished by the Board of Directors of Blow & Drive Interlock Corporation, a Delaware corporation (the “Company”), to holders of record of the Company’s common stock, $0.0001 par value per share, at the close of business on September [__], 2019. The purpose of this Information Statement is to inform the Company’s stockholders of a certain actions taken by the written consent of the holders of a majority of the Company’s voting stock, dated as of September 9, 2019. This Information Statement shall be considered the notice required under Section 228(e) of the Delaware General Corporation Law. This Information Statement provides notice that the Board of Directors has recommended, and holders of a majority of the voting power of our outstanding stock have voted, to approve the following items:

1.	To elect one (1) director to serve until the next Annual Meeting of Shareholders and thereafter until their successors are elected and qualified; and

2.	To approve an amendment to the Company’s Articles of Incorporation to increase the authorized common stock from 100,000,000 shares, par value $0.0001, to 10,000,000,000 shares of common stock, par value $0.0001.

The above actions taken by the Company’s stockholders will become effective on or about October 15, 2019 and are more fully described in the Information Statement accompanying this Notice.

Under the rules of the Securities and Exchange Commission, the above actions cannot become effective until at least 20 days after the accompanying Information Statement has been distributed to the stockholders of the Company.

This is not a notice of a special meeting of stockholders and no stockholder meeting will be held to consider any matter that will be described herein.

By Order of the Board of Directors

David Haridim, Chief Executive Officer

September [_], 2019

Los Angeles, CA

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WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

INFORMATION STATEMENT

INFORMATION STATEMENT PURSUANT TO SECTION 14C OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT HAVE BEEN APPROVED BY HOLDERS OF A MAJORITY OF OUR COMMON STOCK. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THERE ARE NO DISSENTERS’ RIGHTS WITH RESPECT TO THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT.

INTRODUCTION

This Information Statement is being mailed or otherwise furnished to the holders of common stock, $0.0001 par value per share (the “Common Stock”) of Blow & Drive Interlock Corporation, a Delaware corporation (“We” or the “Company”) by the Board of Directors to notify them about a certain action that the holders of a majority of the Company’s outstanding voting stock have taken by written consent, in lieu of a special meeting of the stockholders. The action was taken on September 9, 2019.

Copies of this Information Statement are first being sent on or before September [__], 2019 to the holders of record on September [__], 2019 of the outstanding shares of the Company’s Common Stock.

General Information

Stockholders of the Company owning a majority of the Company’s outstanding voting securities have approved the following action (the “Action”) by written consent dated September 9, 2019, in lieu of a special meeting of the stockholders:

1.	To elect one (1) director to serve until the next Annual Meeting of Shareholders and thereafter until their successors are elected and qualified; and

2.	To approve an amendment to the Company’s Articles of Incorporation to increase the authorized common stock from 100,000,000 shares, par value $0.0001, to 10,000,000,000 shares of common stock, par value $0.0001.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the common stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

Dissenters’ Right of Appraisal

No dissenters’ or appraisal rights under Delaware law are afforded to the Company’s stockholders as a result of the approval of the Action.

Vote Required

The vote, which was required to approve the above Actions, was the affirmative vote of the holders of a majority of the Company’s voting stock. Each holder of Common Stock is entitled to one (1) vote for each share of Common Stock held. Each holder of Series A Convertible Preferred Stock is entitled to one hundred (100) votes for each share of Series A Convertible Preferred Stock held. Each holder of Series B Convertible Preferred Stock is entitled to one thousand (1,000) votes for each share of Series B Convertible Preferred Stock held.

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The date used for purposes of determining the number of outstanding shares of voting stock of the Company entitled to vote is September 9, 2019 (the “Voting Record Date”). The record date for determining those shareholders of the Company entitled to receive this Information Statement is the close of business on September [__], 2019 (the “Mailing Record Date”). As of the Voting Record Date, the Company had 10,131,350,683 votes outstanding, of which 31,350,683 is Common Stock, 1,000,000 shares (representing 100,000,000 votes) were Series A Preferred Stock, and 10,000,000 shares (representing 10,000,000,000 votes) were Series B Preferred Stock. Holders of the Common Stock do not have preemptive rights. All outstanding shares are fully paid and nonassessable. The transfer agent for the Common Stock is VStock Transfer, LLC, 18 Lafayette Place, Woodmere, New York 11598, Telephone: (212) 828-8436. The Company does not have a transfer agent for its Series A Preferred Stock or Series B Convertible Preferred Stock. .

Vote Obtained - Title 8 Section 228 of the Delaware General Corporation Law

Section 228 of the Delaware General Corporation Law provides that any action required to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

To eliminate the costs and management time involved in soliciting and obtaining proxies to approve the Actions and to effectuate the Actions as early as possible to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize, and did in fact obtain, the written consent of the holders of a majority of the voting power of the Company. The consenting shareholders, all of which are officers and directors of the Company, and their respective approximate ownership percentage of the voting stock of the Company as of the Voting Record Date, which total in the aggregate 99% of the outstanding voting stock, are as follows: The Doheny Group, LLC (99%), an entity controlled by David Haridim, our sole officer and director.

Pursuant to Section 228(e) of the Delaware General Corporation Law, the Company is required to provide prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting. This Information Statement is intended to provide such notice. This Information Statement is being distributed pursuant to the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to the Company’s stockholders on the Record Date. The corporate action described herein will be effective approximately 20 days (the “20-day Period”) after the mailing of this Information Statement. The 20-day Period is expected to conclude on or about October 15, 2019.

The entire cost of furnishing this Information Statement will be borne by the Company.

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ACTION ONE

ELECTION OF DIRECTORS

Directors are normally elected by the shareholders at each annual meeting to hold office until their respective successors are elected and qualified, and need not be shareholders of the Company. Directors may receive compensation for their services as determined by the Board of Directors. See “Compensation of Directors.” Presently, the Board of Directors consists of one (1) member, namely, David Haridim.

Voting for the election of directors is non-cumulative, which means that a simple majority of the shares voting may elect all of the directors. Each share of common stock is entitled to one (1) vote and, therefore, has a number of votes equal to the number of authorized directors. Each share of Series A Preferred Stock is entitled to one hundred (100) votes and therefore, has a number of votes equal to one hundred times the number of directors. Each share of Series B Convertible Preferred Stock is entitled to one thousand (1,000) votes and therefore, has a number of votes equal to one thousand times the number of directors.

Although the Company’s management expects that each of the following nominee will be available to serve as a director, in the event that he should become unavailable prior to being appointed, a replacement will be appointed by a majority of the then-existing Board of Directors. Management has no reason to believe that any of its nominees, if elected, will be unavailable to serve. All nominees are expected to serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified.

Nominees For Election As Director

The following table sets forth certain information with respect to persons nominated by the Board of Directors of the Company for election as Directors of the Company and who will be elected following the effective date of the actions in this Information Statement:

Name	Age	Position(s)

David Haridim	36	President, Chief Executive Officer, Chief Financial Officer Secretary (2019) and a Director (2019)

David Haridim, age 36, was appointed as our President, Chief Executive Officer, Chief Financial Officer and Secretary on January 2, 2019. He was also appointed to our Board of Directors on the same date. Mr. Haridim has been the Manager of The Doheny Group, LLC since January 2016. The Doheny Group, LLC invests in private and public companies in different industries and Mr. Haridim, as the Manager of The Doheny Group analyzes and approves any and all investments made by The Doheny Group, LLC. Prior to founding The Doheny Group, LLC, Mr. Haridim was the managing partner at Whitestone International Group. Mr. Haridim attended Southwestern School of Law, graduating with a J.D. in 2012.

Family Relationships

There are no family relationships between or among the above Directors, executive officers or persons nominated or charged by us to become directors or executive officers.

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Conflicts of Interest

Potential conflicts of interest are inherent in the relationships between the Company and its officers and directors. From time to time, one or more of the Company’s affiliates may form or hold an ownership interest in and/or manage other businesses both related and unrelated to the type of business that we own and operate. These persons expect to continue to form, hold an ownership interest in and/or manage additional other businesses which may compete with the Company’s business with respect to operations, including financing and marketing, management time and services and potential customers. These activities may give rise to conflicts between or among the interests of the Company and other businesses with which the Company’s affiliates are associated. The Company’s affiliates are in no way prohibited from undertaking such activities, and neither the Company nor its shareholders will have any right to require participation in such other activities. Further, because the Company intends to transact business with some of its officers, directors and affiliates, as well as with firms in which some of its officers, directors or affiliates have a material interest, potential conflicts may arise between the respective interests of us and these related persons or entities. The Company believes that such transactions will be effected on terms at least as favorable to the Company as those available from unrelated third parties.

With respect to transactions involving real or apparent conflicts of interest, the Company has adopted policies and procedures which require that: (i) the fact of the relationship or interest giving rise to the potential conflict be disclosed or known to the directors who authorize or approve the transaction prior to such authorization or approval, (ii) the transaction be approved by a majority of the Company’s disinterested outside directors, and (iii) the transaction be fair and reasonable to the Company at the time it is authorized or approved by its directors.

The Company’s policies and procedures regarding transactions involving potential conflicts of interest are not in writing. The Company understands that it will be difficult to enforce its policies and procedures and will rely and trust its officers and directors to follow the policies and procedures. The Company will implement our policies and procedures by requiring the officer or director who is not in compliance with its policies and procedures to remove himself and the other officers and directors will decide how to implement the policies and procedures, accordingly.

Involvement in Certain Legal Proceedings

To the best of its knowledge, none of the Company’s directors or executive officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree, or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Certain Relationships and Related Transactions, and Director Independence – Transactions with Related Persons,” none of its directors, director nominees, or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates, or associates which are required to be disclosed pursuant to the rules and regulations of the Commission.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. During the most recent fiscal year, to the Company’s knowledge, the following delinquencies occurred:

Name	No. of Late Reports	No. of Transactions Reported Late	No. of Failures to File
David Haridim	0	0	0

Board Meetings and Committees

During the 2017 and 2018 fiscal years to date, the Board of Directors met on a regular basis and took written action on numerous other occasions. All the members of the Board of Directors attended the meetings. The written actions were by unanimous consent.

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Code of Ethics

The Company has not adopted a written code of ethics, because it believes and understands that its officers and directors adhere to and follow ethical standards without the necessity of a written policy.

Audit Committee

The Company does not currently have an audit committee.

Compensation Committee

The Company does not currently have a compensation committee.

Director Compensation

The following table sets forth director compensation for 2018:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Laurence Wainer	-0-	-0-	-0-	-0-	-0-	-0-	-0-

No director received compensation for the fiscal years December 31, 2018 and December 31, 2017. To date, none of our directors received compensation in fiscal year 2019. We have no formal plan for compensating our directors for their service in their capacity as directors, although such directors are expected in the future to receive stock options to purchase common shares as awarded by our board of directors or (as to future stock options) a compensation committee which may be established. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.

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ACTION TWO

AMENDMENT TO THE COMPANY’S

ARTICLES OF INCORPORATION TO INCREASE

THE AUTHORIZED COMMON STOCK OF THE COMPANY

Increase the Authorized Common Stock

General

On September 9, 2019, the Board of Directors of the Company approved, declared it advisable and in the Company’s best interest and directed that there be submitted to the holders of a majority of the Company’s voting stock for approval, the prospective amendment to the Fourth Article of the Company’s Articles of Incorporation to increase the authorized common stock from 100,000,000 shares, par value $0.0001, to 10,000,000,000 shares, par value $0.0001 (the “Increase in Authorized Amendment”). On September 9, 2019, the Majority Stockholders approved the Increase in Authorized Amendment by written consent, in lieu of a special meeting of the stockholders.

Reasons for the Increase in Authorized Amendment

Limited Authorized Capital

Currently, the Company is authorized to issue 100,000,000 shares of Common Stock. Of the 100,000,000 shares of Common Stock authorized, as of the Record Date, there were 31,350,683 shares of Common Stock issued and outstanding, with an additional 100,000,000 needed for the conversion of outstanding preferred stock and convertible notes. Consequently, the Company has a limited number of shares of Common Stock available for general corporate purposes and does not have sufficient shares to permit the conversion of the convertible securities it has outstanding.

As a general matter, the Board of Directors does not believe the currently available number of unissued shares of Common Stock is an adequate number of shares to assure that there will be sufficient shares available for issuance in connection with possible future acquisitions, equity and equity-based financings, possible future awards under employee benefit plans, stock dividends, stock splits, and other corporate purposes. Therefore, the Board of Directors and Majority Stockholders approved the increase in authorized shares of Common Stock as a means of providing the Company with the flexibility to act with respect to the issuance of either the Common Stock or securities exercisable for, or convertible into, Common Stock in circumstances which they believe will advance the interests of the Company and its stockholders without the delay of seeking an amendment to the Certificate of Incorporation at that time.

The Company currently does not have sufficient funds to fund operations and pay its debt obligations as they become due. As a result, the Board of Directors is considering, and will continue to consider, various financing options, including the issuance of Common Stock or securities convertible into Common Stock from time to time to raise additional capital necessary to support future growth of the Company. As a result of the Increase in Authorized Amendment, the Board of Directors will have more flexibility to pursue opportunities to engage in possible future capital market transactions involving Common Stock or other securities convertible into Common Stock, including, without limitation, public offerings or private placements of such Common Stock or securities convertible into Common Stock. With the increase to 10,000,000,000 shares of authorized Common Stock the Company could raise substantial funds through the issuance of convertible debt to help fund operations and pay its debt obligations. The issuance of such convertible notes and the subsequent conversion by those noteholders could cause the Company to issue substantial shares of its Common Stock, causing dilution to existing shareholders. To date, the Company does not have any financing arrangements lined up.

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Ability of the Board to Issue Stock; Certain Issuances Requiring Shareholder Approval

The additional shares of Common Stock authorized by the Increase in Authorized Amendment may be issued for any proper purpose from time to time upon authorization by the Board of Directors, without further approval by the stockholders unless required by applicable law, rule or regulation, including, without limitation, rules of any trading market that the Company’s Common Stock may trade on at that time. Shares may be issued for such consideration as the Board of Directors may determine and as may be permitted by applicable law.

Interest of the Directors and Officers of the Company in the Increase in Authorized Amendment

The current officers and directors of the Company and the officers and directors of the Company when the Increase in Authorized Amendment was approved by the Board of Directors do not have any substantial interest, direct or indirect, in the approval of the Increase in Authorized Amendment, other than as stockholders of the Company.

Effects of the Increase in Authorized Amendment

The increase in authorized shares of Common Stock was not approved as a means of preventing or dissuading a change in control or takeover of the Company. However, use of these shares for such a purpose is possible. Authorized but unissued or unreserved shares of Common Stock, for example, could be issued in an effort to dilute the stock ownership and voting power of persons seeking to obtain control of the Company or could be issued to purchasers who would support the Board of Directors in opposing a takeover proposal. In addition, the increase in authorized shares of Common Stock may have the effect of discouraging a challenge for control or make it less likely that such a challenge, if attempted, would be successful. The Board of Directors and executive officers of the Company have no knowledge of any current effort to obtain control of the Company or to accumulate large amounts of Common Stock.

The holders of Common Stock are not entitled to preemptive rights with respect to the issuance of additional Common Stock or securities convertible into or exercisable for Common Stock. Accordingly, the issuance of additional shares of Common Stock or such other securities might dilute the ownership and voting rights of stockholders.

The holders of Common Stock will not realize any dilution in their percentage of ownership of our company or their voting rights as a result of the increase. However, issuances of significant numbers of additional shares of Common Stock in the future (i) will dilute stockholders’ percentage ownership of our company and (ii) if such shares are issued at prices below what current stockholders paid for their shares, may dilute the value of current stockholders’ shares.

The Increase in Authorized Amendment does not change the terms of the Common Stock. The Common Stock for which authorization is sought will have the same voting rights and liquidation rights, the same rights to dividends and distributions and will be identical in all other respects to the Common Stock now authorized.

The Increase in Authorized Amendment, a copy of which is attached to this Information Statement as Exhibit A, will be filed with the Delaware Secretary of State with an expected effective date of October 15, 2019.

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Security Ownership of Certain Beneficial Owners and Management

The following tables set forth, as of September 9, 2019, certain information with respect to our equity securities owned of record or beneficially by (i) each Officer and Director of the Company; (ii) each person who owns beneficially more than 5% of each class of the Company’s outstanding equity securities; and (iii) all Directors and Executive Officers as a group.

Common Stock

Title of Class	Name and Address of Beneficial Owner(2)	Nature of Beneficial Ownership	Amount		Percent of Class(1)	Percent of Voting Rights(3)

Common Stock	David Haridim (4)	President, CEO, CFO, Secretary and Director	11,570,915	(5)(6)	36.9%	<1%

Common Stock	All Officers and Directors as a Group (1 person)		11,570,915	(5)(6)	36.9%	<1%

(1)	Unless otherwise indicated, based on 31,350,683 shares of common stock issued and outstanding. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for the purposes of computing the percentage of any other person.

(2)	Unless indicated otherwise, the address of the shareholder is 1427 S. Robertson Blvd., Los Angeles, CA 90035.

(3)	Includes all voting securities of the company, common stock with any series of preferred stock.

(4)	Indicates one of our officers or directors.

(5)	Includes 11,570,915 shares owned The Doheny Group, LLC, an entity controlled by Mr. Haridim. Of the 11,570,915 shares, 447,914 shares were inadvertently issued in the name of David Haridim, the principal of The Doheny Group, LLC, but they are owned by The Doheny Group, LLC.

(6)	Effective December 31, 2018, The Doheny Group, LLC, an entity controlled by David Haridim, our sole officer and director, entered into an agreement with us to rescind The Doheny Group, LLC’s anti-dilution rights. As a result, The Doheny Group, LLC will not have any anti-dilution rights (the right to receive additional shares whenever we issue shares of our common stock) and will return the approximately 670,000 shares of our common stock it received under its anti-dilution rights since 2016. Since these shares have not yet been returned and cancelled those shares are still included in this table as beneficially-owned by Mr. Haridim.

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Preferred Stock

Title of Class	Name and Address of Beneficial Owner(2)	Nature of Beneficial Ownership	Amount		Percent of Class(1)	Percent of Voting Rights(3)

Preferred Stock	David Haridim (4)	President, CEO, CFO, Secretary and Director	11,000,000	(5)	100%	99%

Preferred Stock	All Officers and Directors as a Group (1 person)		11,000,000	(5)	100%	99%

(1)	Unless otherwise indicated, based on 1,000,000 shares of our Series A Preferred Stock issued and outstanding and 10,000,000 shares of our Series B Convertible Preferred Stock issued and outstanding Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for the purposes of computing the percentage of any other person.

(2)	Unless indicated otherwise, the address of the shareholder is 1427 S. Robertson Blvd., Los Angeles, CA 90035.

(3)	Includes all voting securities of the company, common stock with any series of preferred stock. Each share of our Series A Preferred Stock has 100 votes on any matter brought before our common stockholders for a vote and each share of our Series B Convertible Preferred Stock has 1,000 votes on any matter brought before our common stockholders for a vote.

(4)	Indicates one of our officers or directors.

(5)	Includes shares held in the name of The Doheny Group, LLC, an entity controlled by David Haridim. Includes shares of both Series A Preferred Stock and Series B Convertible Preferred Stock.

The issuer is not aware of any person who owns of record, or is known to own beneficially, ten percent or more of the outstanding securities of any class of the issuer, other than as set forth above. The issuer is not aware of any person who controls the issuer as specified in Section 2(a)(1) of the 1940 Act. There are no classes of stock other than common stock issued or outstanding. The Company does not have an investment advisor.

Change of Control Transaction

On January 2, 2019, Mr. Laurence Wainer, our sole officer and director and majority shareholder at the time, closed the transaction that was the subject of an Agreement to Purchase Common Stock and Preferred Stock (the “Agreement”) between Mr. Wainer and The Doheny Group, LLC, a Nevada limited liability company (“Doheny Group”), under which Doheny Group acquired 8,924,000 shares of our common stock (the “Common Shares”) and One Million (1,000,000) shares of our Series A Preferred Stock (the “Preferred Shares” and together with the Common Shares, the “Shares”), from Mr. Wainer in exchange for $30,000. Combined, the Shares represent approximately 84% of our outstanding voting rights. Mr. David Haridim is the principal of Doheny and was appointed to our Board of Directors and as our sole executive officer. We were a party to the Agreement solely for the purpose of acknowledging certain representations and warranties about the company in the Agreement. This transaction resulted in a change of control as The Doheny Group, LLC owned a majority of our outstanding voting securities at the close of the transaction.

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Executive Compensation

The particulars of compensation paid to the following persons:

(a)	all individuals serving as our principal executive officer during the year ended December 31, 2018;

(b)	each of our two most highly compensated executive officers other than our principal executive officer who were serving as executive officers at December 31, 2018 who had total compensation exceeding $100,000; and

(c)	up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at December 31, 2018,

who we will collectively refer to as the named executive officers, for the years ended December 31, 2018 and 2017, are set out in the following summary compensation table:

Summary Compensation

The following table provides a summary of the compensation received by the persons set out therein for each of our last three fiscal years:

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Laurence Wainer President, COO, Secretary(1)	2018 2017 2016	131,434 60,500 52,000	-0- -0- -0-	-0- -0- -0-		-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	131,434 60,500 52,000
Abraham Summers, CFO(2)	2017 2016	4,780 3,500	-0- -0-	-0- -0-	(3)	-0- -0-	-0- -0-	-0- -0-	-0- -0-	4,780 3,500

(1)	Mr. Wainer was appointed President, Chief Executive Officer, Secretary and Director on February 6, 2014. He resigned effective January 2, 2019.
(2)	Mr. Summers was appointed Chief Financial Officer on November 15, 2016. Mr. Summers ceased performing his job responsibilities on May 10, 2017.
(3)	During 2016, Gnosiis International, LLC, an entity-controlled by Mr. Summers, received 533,100 shares of our common stock under the terms of a Finder’s Fee Agreement between us and Gnosiis International, LLC. Since those shares were paid as a finder’s fee for a transaction that closed prior to Mr. Summer’s appointment as our Chief Financial Officer, the value of those shares is not included in this table.

As noted above, on January 2, 2019, Mr. David Haridim, the principal of Doheny Group, LLC, was appointed to our Board of Directors and as our sole executive officer. Since his appointment neither he nor Doheny Group, LLC has received any compensation from us as salary, royalties, stock, or otherwise.

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Employment Contracts

On November 15, 2016, we entered into an employment agreement with Mr. Abraham Summers through Gnosiis International, LLC. Under the terms of the employment agreement, we agreed to employ Mr. Summers as our Chief Financial Officer until terminated by either party. Under the employment agreement we agreed to compensate Gnosiis and Mr. Summers an aggregate of 80% of the compensation paid by us to Mr. Laurence Wainer, our President, with 50% of the compensation paid to Mr. Summers as an employee and 50% paid to Gnosiis for consulting services. On June 19, 2017, we entered into a Termination of Services Agreement, under which the agreements we had with Mr. Summers and Gnosiis International, LLC, were terminated effective immediately. Mr. Summers also relinquished his right to serve on our Board of Director and Gnosiis relinquished any anti-dilution rights that mandated us to issue Gnosiis additional shares when we issued shares of our common stock. Under the Termination of Services of Agreement, we paid Mr. Summers $55,000 and issued Gnosiis 294,321 shares of our common stock .

In September 11, 2015 we entered into an independent contract agreement with Mr. Laurence Wainer for his services as our sole executive officer. Under the terms of the agreement, we agreed to pay Mr. Wainer $4,000 per month for his services as our sole executive officer. The agreement was for an initial term of one year, which renewed for one year periods until terminated in accordance with the agreement. This agreement terminated when Mr. Wainer resigned from all his positions he held with us, effective January 2, 2019.

Long-Term Incentive Plans. We do not provide its officers or employees with pension, stock appreciation rights, long-term incentive or other plans and has no intention of implementing any of these plans for the foreseeable future.

Employee Pension, Profit Sharing or other Retirement Plans. We do not have a defined benefit, pension plan, profit sharing or other retirement plan, although it may adopt one or more of such plans in the future.

Director Compensation

The following table sets forth director compensation for 2018:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Laurence Wainer	-0-	-0-	-0-	-0-	-0-	-0-	-0-

No director received compensation for the fiscal years December 31, 2018 and December 31, 2017. We have no formal plan for compensating our directors for their service in their capacity as directors, although such directors are expected in the future to receive stock options to purchase common shares as awarded by our board of directors or (as to future stock options) a compensation committee which may be established. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.

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Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information concerning outstanding stock awards held by the Named Executive Officers on December 31, 2018:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Laurence Wainer	-0-	-0-	-0-	N/A	N/A	-0-	-0-	-0-	-0-
Abraham Summers	-0-	-0-	-0-	N/A	N/A	-0-	-0-	-0-	-0-

Outstanding Equity Awards at Fiscal Year-End

There were no outstanding stock options or stock appreciation rights granted to our executive officers and directors at December 31, 2018.

Aggregated Option Exercises

There were no options exercised by any officer or director of our company during our twelve month period ended December 31, 2018.

Long-Term Incentive Plan

Currently, our company does not have a long-term incentive plan in favor of any director, officer, consultant or employee of our company.

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WHERE YOU CAN FIND MORE INFORMATION

The Company is subject to the informational requirements of the Exchange Act and files reports and other information with the SEC. Such reports and other information filed by the Company may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C.20549, as well as in the SEC’s public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the SEC’s public reference rooms. The SEC also maintains an Internet site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of the SEC’s web site is http://www.sec.gov.

By order of the Board of Directors

/s/ David Haridim
David Haridim, Chief Executive Officer

September 9, 2019

Los Angeles, CA

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Exhibit A

CERTIFICATE OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

BLOW & DRIVE INTERLOCK CORPORATION

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Exhibit A

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

BLOW & DRIVE INTERLOCK CORPORATION

Adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware

Blow & Drive Interlock Corporation, (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, by its duly authorized officers, does hereby certify:

FIRST: That on September 9, 2019, the Board of Directors of the Corporation has duly adopted resolutions authorizing the Corporation to execute and file with the Secretary of State of the State of Delaware an amendment of the Corporation’s Certificate of Incorporation to increase the authorized shares of the Corporation’s Common Stock.

SECOND: That upon the effectiveness of this Certificate of Amendment of the Certificate of Incorporation, the Certificate of Incorporation is hereby amended by amending and restating the first paragraph of Article IV to read as follows:

“Section 1. The total number of shares of capital stock which the Corporation shall have authority to issue is Ten Billion (10,000,000,000) shares of common stock having a par value of $0.0001 each, and Twenty Million (20,000,000) shares of preferred stock having a par value of $.0001 each. All or any part of the capital stock may be issued by the Corporation from time to time and for such consideration and on such terms as may be determined and fixed by the Board of Directors, without action of the stockholders, as provided by law, unless the Board of Directors deems it advisable to obtain the advice of the stockholders. Said stock may be issued for money, property, services or other lawful considerations, and when issued shall be issued as fully paid and non-assessable. The private property of stock holders shall not be liable for Corporation debts.

Section 2. The preferences and relative participating optional or other special rights and qualifications, limitations or restrictions of the common stock of the Corporation are as follows:

(a) Dividends. Dividends may be paid upon the common stock, as and when declared by the Board of Directors, out of funds of the Corporation legally available therefor.

(b) Payment on Liquidation. Upon any liquidation, dissolution and termination of the Corporation, and after payment or setting aside of any amount sufficient to provide for payment in full of all debts and liabilities of, and other claims against the Corporation, the assets shall be distributed pro rata to the holders of the common stock.

(c) Voting Rights . At any meeting of the stockholders of the Corporation each holder of Common Stock shall be entitled to one vote for each share outstanding in the name of such holder on the books of the Corporation on the date fixed for determination of voting rights.

(d) Majority Vote. The stockholders, by vote or concurrence of a majority of the outstanding shares of the Corporation entitled to vote on the subject matter, may take any action which would otherwise require a two-thirds (2/3) vote under the General Corporation Law of the State of Delaware.

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(e) Cumulative Voting. Cumulative voting shall not be allowed in the election of directors or for any other purpose.

(f) Preemptive Rights. Unless otherwise determined by the Board of Directors, no stockholder of the Corporation shall have preemptive rights to subscribe for any additional shares of stock, or for other securities of any class, or for rights, warrants or options to purchase stock for the scrip, or for securities of any kind convertible into stock or carrying stock purchase warrants or privileges.

(g) Restrictions on Sale or Disposition. All lawful restrictions on the sale or other disposition of shares may be placed upon all or a portion or portions of the certificates evidencing the Corporation’s shares.

Section 3. The preferred stock of the Corporation shall be issued in one or more series as may be determined from time to time by the Board of Directors. In establishing a series the Board of Directors shall give to it a distinctive designation so as to distinguish it from the shares of all other series and classes, shall fix the number of shares in such series, and the preferences, rights and restrictions thereof. All shares of any one series shall be alike in every particular. All series shall be alike except that there may be variation as to the following: (1) the rate of distribution, (2) the price at and the terms and conditions on which shares shall be redeemed, (3) the amount payable upon shares for distributions of any kind, (4) sinking fund provisions for the redemption of shares, (5) the terms and conditions on which shares may be converted if the shares of any series are issued with the privilege of conversion, (6) the rights of holders upon a liquidation event; and (7) voting rights except as limited by law.”

THIRD: That, in accordance with the provisions of the Delaware General Corporation Law, the holders of the majority of the issued and outstanding shares of the Corporation entitled to vote thereon approved the amendment, by written consent, on September 9, 2019.

FOURTH: That the amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the Delaware General Corporation Law by the Board of Directors and stockholders of the Corporation.

FIFTH: This Certificate of Amendment shall be effective upon filing.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Certificate of Incorporation to be executed by David Haridim, its Chief Executive Officer and President, and Secretary, on this ____ day of October, 2019.

BLOW & DRIVE INTERLOCK CORPORATION

By:
David Haridim
Chief Executive Officer and President

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